UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2010

DIGITAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

560 Mission Street, Suite 2900 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

We are disclosing the following information to supplement the discussions under the heading “United States Federal Income Tax Considerations” included in our Registration Statement on Form S-3 (File No. 333-158958), as previously supplemented by the discussions under the heading “Supplemental United States Federal Income Tax Considerations” included in our Current Report on Form 8-K filed on March 24, 2010 (the “March Form 8-K”). This discussion supersedes, in its entirety, the discussion under the heading “Supplemental United States Federal Income Tax Considerations” in the March Form 8-K:

SUPPLEMENTAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This discussion is a supplement to, and is intended to be read together with, the discussions under the heading “United States Federal Income Tax Considerations” included in our Registration Statement on Form S-3 (File No. 333-158958), as previously supplemented by the discussions under the heading “Supplemental United States Federal Income Tax Considerations” included in our Current Report on Form 8-K filed on March 24, 2010 (the “March Form 8-K”). This discussion supersedes, in its entirety, the discussion under the heading “Supplemental United States Federal Income Tax Considerations” in the March Form 8-K. This summary is for general information only and is not tax advice.

The following discussion should be inserted immediately following the discussion under the heading “Federal Income Tax Considerations for Holders of Our Capital Stock.”

New Legislation Relating to Foreign Accounts

Newly enacted legislation may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. stockholders (as defined in the Registration Statement) who own the shares through foreign accounts or foreign intermediaries and certain non-U.S. stockholders (as defined in the Registration Statement). The legislation imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our common stock paid to a foreign financial institution or to a foreign non-financial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. The legislation applies to payments made after December 31, 2012. Prospective investors should consult their tax advisors regarding this legislation.

The following discussion should be inserted immediately following the discussion under the heading “Federal Income Tax Considerations for Holders of Our Capital Stock—Taxation of Taxable U.S. Stockholders—Tax Rates.”

On March 30, 2010, President Obama signed into law the Health Care and Education Reconciliation Act of 2010, which requires certain U.S. stockholders who are individuals, estates or trusts to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock for taxable years beginning after December 31, 2012. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Realty Trust, Inc.

By:	/s/ Joshua A. Mills
Joshua A. Mills
General Counsel and Assistant Secretary

Date: May 6, 2010